As filed with the Securities and Exchange Commission on August 9, 2000

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITES EXCHANGE ACT OF 1934



                              KEY3MEDIA GROUP, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                                         95-4799962
  (State or other jurisdiction of                           (I.R.S. employer
   incorporation or organization)                          identification No.)


   5700 WILSHIRE BLVD., SUITE 325                                 90036
           LOS ANGELES, CA                                      (Zip code)
(Address of principal executive offices)


       Registrant's telephone number, including area code: (323) 954-3000


        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
To be so registered                               Each class is to be registered
-------------------                               ------------------------------


VOTING COMMON STOCK, PAR                          NEW YORK STOCK EXCHANGE
VALUE $.01 PER SHARE

     Securities to be registered pursuant to Section 12(g) of the Act: NONE

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                                EXPLANATORY NOTE

This Registration Statement has been prepared on a prospective basis on the assumption that, among other things, the distribution, the offering and the related transactions contemplated to occur prior to or contemporaneously with the distribution will be consummated as contemplated in the Registration Statement on Form S-1 which forms a part of this Registration Statement. There can be no assurance, however, that any or all of such transactions will occur or will occur as so contemplated. Any significant modifications or variations in the transactions contemplated will be reflected in an amendment or supplement to this Registration Statement.

ITEM 1.  BUSINESS

         The information required by this item is contained under the sections "Summary," "The Distribution," and "Description of Our Business" of the Registration Statement on Form S-1 (File No. 333-36828) dated July 14, 2000 (the "Form S-1") and such sections are incorporated herein by reference.

ITEM 2.  FINANCIAL INFORMATION

         The information required by this item is contained under the sections "Summary--Selected Historical Combined Financial Data," "--Summary Unaudited Pro Forma Combined Financial Data," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Form S-1 and such sections are incorporated herein by reference.

ITEM 3.  PROPERTIES

         The information required by this item is contained under the section "Description of Our Business" of the Form S-1 and such section is incorporated herein by reference.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
         OWNERS AND MANAGEMENT

         The information required by this item is contained under the sections "Beneficial Ownership of Management" and "Security Ownership of Certain Beneficial Owners" of the Form S-1 and such sections are incorporated herein by reference.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

         The information required by this item is contained under the section "Our Board of Directors and Executive Officers" of the Form S-1 and such sections are incorporated herein by reference.

ITEM 6.  EXECUTIVE COMPENSATION

         The information required by this item is contained under the section "Executive Compensation" of the Form S-1 and such section is incorporated herein by reference.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The information required by this item is contained under the section "Related Party Transactions" of the Form S-1 and such section is incorporated herein by reference.

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

ITEM 8.  LEGAL PROCEEDINGS

         The information required by this item is contained in the section "Description of Our Business" of the Form S-1 and such section is incorporated herein by reference.

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
         COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         The information required by this item is contained under the sections "The Distribution," "Beneficial Ownership of Management," "Financing," "Executive Compensation--Key3Media 2000 Stock Option and Incentive Plan," "Executive Compensation--Grants under the Key3Media 2000 Stock Option and Incentive Plan" and "Dividend Policies" of the Form S-1 and such sections are incorporated herein by reference.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

         The information required by this item is contained under the section "Item 15. Recent Sales of Unregistered Securities" in the Form S-1 and such section is incorporated herein by reference.

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The information required by this item is contained under the sections "Description of Our Capital Stock," "Anti-Takeover Provisions of Our Certificate of Incorporation, Bylaws and Delaware Law" of the Form S-1 and such sections are incorporated herein by reference.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The information required by this item is contained under the section "Item 14 Limitations on Liability and Indemnification of Officers and Directors" of the Form S-1 and such section is incorporated herein by reference.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

         The information required by this item is contained under the section "Historical Financial Statements" on pages F-1 to F-24 of the Form S-1 and under the section "Unaudited Pro Forma Combined Statement of Operations and Balance Sheet" and the notes thereto in the Form S-1 and such sections are incorporated herein by reference.

ITEM 14. CHANGES IN DISAGREEMENTS WITH ACCOUNTANTS ON
         ACCOUNTING AND FINANCIAL DISCLOSURE

         None.

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


ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Report of Independent Accountants ZD Events Inc.

               Combined Balance Sheets as of December 31, 1998, December 31, 1999 and March 31, 2000 (unaudited).

               Combined Statements of Operations for the years ended December 31, 1997, 1998 and 1999 and the quarters ended March 31, 1999 and 2000 (unaudited).

               Statements of Cash Flows for the years ended December 31, 1997, 1998 and 1999 and the quarters ended March 31, 1999 and 2000 (unaudited).

               Combined Statements of Changes in Division Equity for the years ended December 31, 1997, 1998 and 1999 and the quarter ended March 31, 2000 (unaudited).

               Notes to Combined Financial Statements.

          (b)  Exhibits*

                3.1 Amended and Restated Certificate of Incorporation of Key3Media Group, Inc.
                3.2    Amended and Restated By-Laws of Key3Media Group, Inc.
                4.2    Credit Agreement
                5.1    Opinion of Sullivan & Cromwell
                10.1 Distribution Agreement, among Ziff-Davis Inc., Key3Media Group, Inc. and Key3Media Events, Inc.
                10.2 NETWORLD License and Production Agreement, dated as of December 14, 1998, by and between Novell, Inc. and ZD Events Inc. (which was renamed Key3Media Events Inc.)
                10.3 Letter of Intent for JavaOne 1999-2001, dated July 15, 1998, between Sun Microsystems, Inc. and ZD Events Inc.
                10.5   Key3Media 2000 Stock Option and Incentive Plan.
                10.6 Employment Agreement, dated as of March 1, 2000, as amended, between Ziff-Davis Inc. and Fredric D. Rosen.
                10.7 Employment Agreement, dated as of March 3, 2000, between ZD Events Inc. (now Key3Media Events, Inc.), Ziff-Davis Inc. and Jason E. Chudnofsky.
                10.8 Employment Agreement, dated as of March 1, 2000, as amended, between ZD Events Inc. (now Key3Media Events, Inc.) and Peter B. Knepper.
                10.9 Employment Agreement dated as of March 1, 2000, as amended, between ZD Events Inc. (now Key3Media Events, Inc.) and Ned S. Goldstein.
                10.10 Employment Agreement, dated as of July , 2000, between Key3Media Events, Inc. and Robert Priest-Heck.
                21.1   List of Subsidiaries of Key3Media Group, Inc.
                23.1   Consent of PricewaterhouseCoopers LLP.
                23.2   Consent of Sullivan & Cromwell (included in Exhibit 5.1)
                23.3   Consents of persons to become directors

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*    Exhibits are attached to the  Registrant's  Registration  Statement on Form
     S-1 (File No. 333-36828) dated July 14, 2000 and such exhibits are incorporated herein by reference.



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                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                        KEY3MEDIA GROUP, INC.



Date:    August  9 , 2000               By: /s/ Peter B. Knepper
                                            --------------------

                                            Peter B. Knepper
                                            Executive Vice President and Chief
                                               Financial Officer





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